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                                                                      EXHIBIT 99


                                  [OPTEL LOGO]

              OPTEL, INC. EXTENDS EXCHANGE OFFER FOR SENIOR NOTES

Dallas, Texas, November 13, 1998, -- OpTel, Inc. announced today that the offer to exchange its 11.5% senior Notes due 2008, Series B, for any and all outstanding 11.5% Senior Notes due 2008 has been extended and will expire at 5:00 p.m., New York City Time, on November 18, 1998. As of November 13, 1998 approximately $135,500,000 principal amount of Senior Notes has been tendered pursuant to the exchange offer out of $200,000,000 principal amount of Senior Notes outstanding.

OpTel is a leading network based provider of integrated communications services, including local and long distance telephone and cable television services, to residents of multiple dwelling units in the United States. The Company currently provides cable television and telecommunications services in several metropolitan areas including Los Angeles, San Diego, San Francisco, Phoenix, Denver, Houston, Dallas-Fort Worth, Austin, Chicago, Indianapolis, Atlanta, Miami-Ft. Lauderdale, Tampa, and Orlando. OpTel is majority owned by Le Groupe Videotron Ltee ("GVL"), owner of the second largest cable television operator in Canada.

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For further information, please contact:


Andy Jent
Treasurer
214-879-8257